Exhibit 99.1

NEWS RELEASE www.vocaltec.com

MAGICJACK REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

•	Total net revenues of $25.3 million, access rights renewal revenues were $14.8 million
•	GAAP operating income of $4.2 million, Adjusted EBITDA of $7.1 million
•	GAAP diluted EPS of $0.18, non-GAAP diluted EPS of $0.27
•	Generated $1.3 million in free cash flow
•	Cash and cash equivalents of $46.7 million and no debt as of June 30, 2016

West Palm Beach, Fla. and Netanya, Israel, August 9, 2016 – magicJack VocalTec Ltd. (Nasdaq: CALL), a leading VoIP cloud-based communications and UCaaS company, today announced financial results for the second quarter ended June 30, 2016.

 “We are very pleased with our second quarter results,” said Gerald Vento, President and CEO of magicJack VocalTec. “During the quarter, we continued to generate strong cash flow in our consumer business and experienced the lowest churn in our company’s history.  We also made great progress with our growth initiatives, including the integration of Broadsmart, the launch of magicJack for Business targeting SMBs and the release of our magicJack Connect mobile app.”

Second Quarter 2016 Financial Highlights:

–
Net revenues: Total net revenues for the second quarter of 2016 were $25.3 million. Net revenues from the sales of magicJack devices were $3.2 million and access rights renewal revenues were $14.8 million, and accounted for 59% of total net revenues. Prepaid minute revenues were $1.5 million and access and wholesale charges were $1.3 million during the quarter. Broadsmart Global, Inc. contributed $3.0 million in revenues to the second quarter of 2016. Other revenue items contributed the remaining $1.5 million of total net revenues during the second quarter of 2016.

–	Operating income: GAAP operating income for the second quarter of 2016 was $4.2 million.

–	Adjusted EBITDA: Adjusted EBITDA for the second quarter of 2016 was $7.1 million.

–
Net income: GAAP net income attributable to common shareholders for the second quarter of 2016 was $2.8 million or $0.18 GAAP diluted net income per share based on 15.9 million weighted-average diluted ordinary shares outstanding.

–
Non-GAAP net income: Non-GAAP net income attributable to common shareholders for the second quarter of 2016 was $4.3 million or $0.27 non-GAAP net income per share based on 15.9 million weighted-average diluted ordinary shares outstanding.

–
Cash and free cash flow: As of June 30, 2016, magicJack VocalTec had cash and cash equivalents of $46.7 million and no debt. During the second quarter of 2016, the company generated $1.3 million in free cash flow.

A reconciliation of GAAP to non-GAAP measures, as well as the calculation of free cash flow has been provided in the tables included below in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

NEWS RELEASE www.vocaltec.com

Additional Second Quarter 2016 and Recent Highlights:

–	As of June 30, 2016, magicJack had an estimated 2.27 million active MJ subscribers, which are defined as device users that are under an active subscription contract.

–	magicJack activated 104,000 subscribers during the second quarter of 2016. Activations are defined as devices that become activated on to a subscription contract during a given period.

–	During the quarter ended June 30, 2016, magicJack’s average monthly churn was 2.5%.

Quarterly Conference Call:

In conjunction with this announcement, magicJack VocalTec will host a conference call on Tuesday, August 9, 2016, at 5:00 p.m. EDT to review the company's financial results for the second quarter 2016. To access this call, dial 1-888-278-8469 (United States), or 1-913-312-1277 (international), with conference ID #9447773. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through August 23, 2016, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #9447773.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq: CALL), the inventor of magicJack and a pioneer in Voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 11 million award-winning magicJack devices, which is now in its fifth generation, has millions of downloads of its free calling apps, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

In March 2016, magicJack VocalTec Ltd. acquired Broadsmart, a leading hosted UCaaS (Unified Communication as a Service) provider for medium-to-large multi-location enterprise customers. Broadsmart has a track record of designing, provisioning and delivering complex UCaaS solutions to blue chip corporate customers on a nationwide basis. Broadsmart has expertise in servicing enterprises with hundreds-to-thousands of locations.

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Non-GAAP Measures

The GAAP measures shown in this release exclude various items detailed further below.

–	magicJack defines adjusted net revenues as net revenues minus the impact of certain tax matters.

–
magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based compensation, transaction related expenses, severance payments, transition costs related to introduction of a new device, the net change to provision for bad debt expense, a legal settlement and certain tax matters.

–
magicJack defines non-GAAP net income as GAAP net income attributable to common shareholders excluding: share-based compensation, transaction related expenses, severance payments, provision for device returns, transition costs related to introduction of a new device, the net change to provision for bad debt expense, a legal settlement, decrease in tax valuation allowance, foreign currency revaluations on tax assets, net uncertain tax positions, tax impact due to expiration of stock options and impact of income tax rate reduction in Israel.

–	magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

NEWS RELEASE www.vocaltec.com

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about strategy, future operations, new product introductions and customer acceptance, future financial position, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; our ability to develop, introduce and market innovative products, services and applications; our ability to expand our network of retail partners and to increase sales of magicJack devices; our ability to successfully monetize our products, services and applications and market them globally; delays in development we may experience with respect to magicJack devices, our mobile apps, our first SMB product and Broadsmart’s products; our customer turnover rate and our customer acceptance rate; the risk that Broadsmart's assets will not be integrated successfully or that such integration may be more difficult, time consuming or costly than expected; the risk that expected increased revenues and EBITDA and expected synergies from the Broadsmart acquisition may not be fully realized or may take longer to realize than expected; the risk that magicjJack will experience any difficulty maintaining relationships with Broadsmart's customers, employees or suppliers; our ability to expand our network of small, medium-sized and large businesses; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network and business and our ability to control costs; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

Contact:

Seth Potter
Investor Relations
561-749-2255
ir@vocaltec.com

NEWS RELEASE www.vocaltec.com

Second quarter 2016 financial tables follow:

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-16	30-Jun-15	30-Jun-16	30-Jun-15
Net revenues	$25,301	$25,410	$49,000	$50,922
Cost of revenues	9,838	8,669	18,047	18,136
Gross profit	15,463	16,741	30,953	32,786
Operating expenses:
Marketing	1,758	1,833	2,979	4,583
General and administrative	8,252	7,311	17,187	15,011
Research and development	1,247	1,168	2,347	2,330
Total operating expenses	11,257	10,312	22,513	21,924
Operating income	4,206	6,429	8,440	10,862
Other income (expense):
Gains on investments	-	-	-	-
Interest and dividend income	9	6	16	17
Interest expense	-	(23)	-	(57)
Other expense	2	(6)	(5)	(6)
Total other income (expense)	11	(23)	11	(46)
Income before income taxes	4,217	6,406	8,451	10,816
Income tax expense (benefit)	1,702	(546)	5,202	2,556
Net income	2,515	6,952	3,249	8,260
Net loss attributable to noncontrolling interest	304	-	304	-
Net income attributable to common shareholders	$2,819	$6,952	$3,553	$8,260

Earnings per ordinary share:
Basic	$0.18	$0.39	$0.23	$0.46
Diluted	$0.18	$0.39	$0.22	$0.46
Weighted average ordinary shares outstanding:
Basic	15,853	17,694	15,750	17,781
Diluted	15,872	17,721	15,913	17,816

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CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)

	As of	As of
ASSETS	30-Jun-16	31-Dec-15
Current Assets
Cash and cash equivalents	$46,681	$78,589
Marketable securities, at fair value	447	367
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	2,627	2,925
Inventories	4,430	5,723
Deferred costs	1,822	2,097
Deferred tax assets, current	-	-
Prepaid income taxes	852	2,747
Deposits and other current assets	2,752	2,655
Total current assets	59,611	95,103

Property and equipment, net	3,773	3,302
Intangible assets, net	31,419	6,687
Goodwill	47,485	32,304
Deferred tax assets, non-current	29,829	30,689
Deposits and other non-current assets	887	751
Total Assets	$173,004	$168,836

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$1,549	$1,086
Income tax payable	-	-
Accrued expenses and other current liabilities	6,369	6,284
Deferred revenue, current portion	50,389	52,554
Total current liabilities	58,307	59,924

Deferred revenue, net of current portion	47,484	50,146
Other non-current liabilities	12,369	11,098
Total Capital Equity	54,844	47,668
Total Liabilities and Capital Equity	$173,004	$168,836

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands) (Unaudited)

	Six Months	Six Months
	Ended	Ended
	30-Jun-16	30-Jun-15
Cash flows from operating activities:
Net income	$3,249	8,260
Provision for doubtful accounts and billing adjustments	152	71
Share-based compensation	2,250	2,700
Depreciation and amortization	2,182	2,024
Increase of uncertain tax position	1,187	(294)
Deferred income tax provision	935	2,999
Interest expense - non-cash	-	57
Changes in operating assets and liabilities	(1,606)	(2,142)
Net cash provided by operating activities	8,349	13,675
Cash flows from investing activities:
Purchases of property and equipment	(159)	(548)
Acquisition of Broadsmart	(40,019)	-
Net cash used in investing activities	(40,258)	(548)
Cash flows from financing activities:
Proceeds from exercise of ordinary share options	1	-
Net cash provided by financing activities	1	(6,745)

Net (decrease) increase in cash and cash equivalents	(31,908)	6,382
Cash and cash equivalents, beginning of period	78,589	75,945
Cash and cash equivalents, end of period	$46,681	$82,327

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RECONCILIATION OF NET REVENUES TO ADJUSTED NET REVENUES

(In thousands)
(Unaudited)

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-16	30-Jun-15	30-Jun-16	30-Jun-15
Net revenues	$25,301	$25,410	$49,000	$50,922
Certain tax matters	-	-	57	-
Non-GAAP net revenues	$25,301	$25,410	$49,057	$50,922

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-16	30-Jun-15	30-Jun-16	30-Jun-15
GAAP Operating income	$4,206	$6,429	$8,440	$10,862
Depreciation and amortization	1,390	1,008	2,182	2,024
Share-based compensation	1,248	1,417	2,250	2,700
Transaction related expenses	62	33	861	584
Severance payments	63	1,183	611	1,183
Transition costs related to introduction of new device	-	-	-	5
Net change to provision for bad debt expense	163	44	155	76
Legal settlement	-	-	-	675
Certain tax matters	-	-	57	-
Adjusted EBITDA	$7,132	$10,062	$14,556	$18,057

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RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-16	30-Jun-15	30-Jun-16	30-Jun-15
GAAP Net income attributable to common shareholders	$2,819	$6,952	$3,553	$8,260
Share-based compensation	1,248	1,417	2,250	2,700
Transaction related expenses	62	33	861	584
Severance payments	63	1,183	611	1,183
Transition costs related to introduction of new device	-	-	-	5
Net change to provision for bad debt expense	163	44	155	76
Legal settlement	-	-	-	675
Decrease in tax valuation allowance	-	722	-	527
Foreign currency revaluations on tax assets	(93)	(3,149)	(93)	(1,302)
Uncertain tax positions, net	37	(400)	705	(295)
Tax impact due to expiration of stock options	49	-	199	-
Impact of income tax rate reduction in Israel	-	-	1,411	-
Non-GAAP Net income	$4,348	$6,750	$9,652	$12,361

GAAP earnings (loss) per ordinary share – Diluted	$0.18	$0.39	$0.22	$0.46
Share-based compensation	0.08	0.08	0.14	0.15
Transaction related expenses	0.00	0.00	0.05	0.03
Severance payments	0.00	0.07	0.04	0.07
Transition costs related to introduction of new device	-	-	-	0.00
Net change to provision for bad debt expense	0.01	0.00	0.01	0.00
Legal settlement	-	-	-	0.04
Release of tax valuation allowance	-	0.04	-	0.03
Foreign currency revaluations on tax assets	(0.01)	(0.18)	(0.01)	(0.07)
Uncertain tax positions, net	0.00	(0.02)	0.04	(0.02)
Tax impact due to expiration of stock options	0.00	-	0.01	-
Impact of income tax rate reduction in Israel	-	-	0.09	-
Non-GAAP Net income per share – Diluted	$0.27	$0.38	$0.61	$0.69

Weighted average ordinary shares outstanding - Diluted:	15,872	17,721	15,913	17,816

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	30-Jun-16	30-Jun-15	30-Jun-16	30-Jun-15
Net cash provided by operating activities	$1,415	$6,142	$8,349	$13,675
Less: Capital expenditures	(154)	(5)	(159)	(548)
Free cash flow	$1,261	$6,137	$8,190	$13,127